                            EXHIBIT 11


                  HAGGAR CORP. AND SUBSIDIARIES

            COMPUTATION OF NET INCOME PER COMMON SHARE
         (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  Three Months Ended            Nine Months Ended
                                                       June 30,                     June 30,
                                               ----------------------        ----------------------
                                                 1997           1996          1997            1996
                                               -------         ------        ------           -----
Net income (loss)  to common stockholders      $(1,926)        $1,082        $ (103)          3,670
                                               -------         ------        ------           -----
Weighted average common shares and common
  share equivalents outstanding                  8,552          8,552         8,552           8,552
                                               -------         ------        ------           -----

Net income (loss) per common share and common
  share equivalents                             ($0.23)         $0.13        ($0.01)          $0.43
                                               -------         ------        ------           -----
                                               -------         ------        ------           -----
Computation of weighted average common shares
  and common share equivalents outstanding:

Weighted average common shares outstanding       8,551          8,551         8,551           8,551

Shares equivalents, due to stock options             1              1             1               1
                                               -------         ------        ------           -----
                                                 8,552          8,552         8,552           8,552
                                               -------         ------        ------           -----
                                               -------         ------        ------           -----




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